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                                                                    EXHIBIT 10.4



THIS TERM B CONVERTIBLE NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS TERM B CONVERTIBLE NOTE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. NEITHER SECURITY MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS TERM B CONVERTIBLE NOTE IS ISSUED PURSUANT TO THAT CERTAIN SECOND AMENDED AND RESTATED CREDIT AGREEMENT BY AND AMONG VIASOURCE COMMUNICATIONS, INC., THE LENDERS SIGNATORY THERETO AND GENERAL ELECTRIC CAPITAL CORPORATION, AS AGENT FOR THE LENDERS, DATED AS OF AUGUST 3, 2001 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME THE "CREDIT AGREEMENT") AND THAT CERTAIN TERM B CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT DATED AUGUST 3, 2001 BY AND AMONG VIASOURCE COMMUNICATIONS, INC., AND THE INVESTORS SIGNATORY THERETO (THE "PURCHASE AGREEMENT"). AS USED HEREIN, THE TERM "TERM B CONVERTIBLE NOTE" REFERS TO THE TERM B NOTE ISSUED PURSUANT TO THE CREDIT AGREEMENT AND THE PURCHASE AGREEMENT.

THIS TERM B CONVERTIBLE NOTE CONTAINS ORIGINAL ISSUE DISCOUNT, AS DEFINED IN
SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. PLEASE CONTACT THE SECRETARY OF VIASOURCE COMMUNICATIONS, INC. FOR THE ISSUE DATE OF THE TERM B CONVERTIBLE NOTE, THE ORIGINAL ISSUE DISCOUNT IN THIS TERM B CONVERTIBLE NOTE AND THE YIELD TO MATURITY.

                         VIASOURCE COMMUNICATIONS, INC.

                           15% TERM B CONVERTIBLE NOTE

$ ___________                                                 August ___, 2001

                  FOR VALUE RECEIVED, VIASOURCE COMMUNICATIONS, INC., a New Jersey corporation (the "COMPANY"), hereby promises to pay to the order of
 ______ (together with its successors, assigns and transferees, the "HOLDER"), at the offices of General Electric Capital Corporation, in its capacity as agent pursuant to the Credit Agreement ("AGENT") set forth in the Credit Agreement or at any other place designated by the Holder with the consent of Agent, the principal amount of ________________ ($ ________ ) in lawful money of the United States of America, and to pay interest in like money on the terms set forth in
SECTION 1 hereof and subject to the provisions of SECTIONS 2.1(A) and 2.2 of the Credit Agreement. This 15% Term B Convertible Note is one of the Term B Notes



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referred to in, is subject to the provisions of, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement is incorporated herein and by this reference made a part hereof. Capitalized terms used herein but not herein defined shall have the meanings ascribed to such terms in the Credit Agreement.

         1. PAYMENTS OF INTEREST AND PRINCIPAL. Subject to the provisions of
SECTION 2 of the Credit Agreement, payments of principal plus interest on the unpaid principal balance of this 15% Term B Convertible Note (this "TERM B CONVERTIBLE NOTE") outstanding from time to time shall be payable in accordance with the following:

                  (a) INTEREST. During the period commencing on the date hereof and until paid in full, interest on this Term B Convertible Note shall accrue at a rate equal to fifteen percent (15%) per annum, based on a 365 or 366 day year, as applicable, which accrued interest shall be compounded semi-annually on the first day of February and August, beginning on February 1, 2002, as pay-in-kind interest, and interest shall accrue thereafter on the increased principal amount at the rate applicable to Term Loan B. In the event of a conversion of this Term B Convertible Note pursuant to the terms set forth herein prior to the earlier to occur of the Termination Date or the Term Loan B Maturity Date, all accrued interest shall be added to the principal amount hereof as of the date of conversion to determine the amount of securities into which this Term B Convertible Note shall be converted.

                  (b) PRINCIPAL. The principal balance outstanding on this Term B Convertible Note, and all accrued interest, shall be due and payable in full to Agent for the benefit of the Holder pursuant to the Credit Agreement on the Term Loan B Maturity Date or earlier as provided in SECTION 1(D) below. Contemporaneously with the repayment on this Term B Convertible Note, the Holder shall surrender this Term B Convertible Note, duly endorsed, at the office of the Company.

                  (c) PAYMENTS. All payments of principal, interest (to the extent payable in cash), fees and other amounts due hereunder shall be made by wire transfer to the Agent for the benefit of the Holder pursuant to the Credit Agreement, in lawful money of the United States of America in same-day funds.

                  (d) ACCELERATION. Notwithstanding any other provision of this Term B Convertible Note to the contrary, this Term B Convertible Note shall become due and payable, together with all accrued interest on the outstanding principal amount hereunder after the occurrence and continuation of an Event of Default as provided in the Credit Agreement.

         2. CONVERSION; CONVERSION PRICE; ADJUSTMENTS RELATIVE TO CONVERSION.

                  (a) CONVERSION PRIVILEGE; CONVERSION PRICE; PROCEDURES

                           (i) Subject to the conditions set forth in this
SECTION 2, Holder may, at Holder's option, at any time and from time to time prior to and including the Term Loan B Maturity Date, or, prior to such date, convert all or any part of the unpaid principal and interest thereon into fully paid and nonassessable voting shares (the "CONVERSION SHARES") of common stock of the Company, no par value (the "COMMON STOCK"), at a price equal to the lesser of (A) $0.75 or (B) the average closing price of the Company's Common Stock for the ten (10) trading days prior to October 1, 2001 as reported on the Nasdaq Stock Market, or if the Common Stock is not then traded on the Nasdaq



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Stock Market, the average of the bid and ask prices for such Common Stock in the over-the-counter market for such period. The Conversion Shares and the Conversion Price are subject to certain adjustments as set forth in this SECTION 2 and the terms "Conversion Shares" and "Conversion Price" as used herein shall as of any time be deemed to include all such adjustments to be given effect as of such time in accordance with the terms hereof.

                           (ii) Subject to the provisions of this SECTION 2,
this Term B Convertible Note may be converted in full or in part by Holder by surrender of this Term B Convertible Note, with a written statement specifying the principal and interest amounts thereof to be converted, to the Company at its principal office. Upon a partial conversion of this Term B Convertible Note, the Company at its expense shall forthwith issue and deliver to Holder a new Term B Convertible Note or Term B Convertible Notes in principal amount or amounts equal to the unpaid and unconverted principal amount of this Term B Convertible Note. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which this Term B Convertible Note is received by the Company.

                           (iii) Unless the Company has obtained stockholder
approval of the issuance of shares of Common Stock upon conversion of or otherwise pursuant to all of the Term B Convertible Notes in excess of 8,641,270 shares (19.99% of the total shares of Common Stock outstanding on August 3, 2001 (the "CLOSING DATE")) (the "MAXIMUM SHARE Amount") in accordance with applicable law and the rules and regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company of any of its securities (the "STOCKHOLDER APPROVAL"), in no event shall (A) the total number of Conversion Shares issued upon conversion of or otherwise pursuant to all of the Term B Convertible Notes (including any shares of capital stock or rights to acquire shares of capital stock issued by the Company which are aggregated or integrated with the Conversion Shares issued or issuable upon conversion or otherwise pursuant to all of the Term B Convertible Notes for purposes of any such rule or regulation) exceed the Maximum Share Amount, subject to equitable adjustments from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the Closing Date or (B) the total number of Conversion Shares issued upon conversion of or otherwise pursuant to this Term B Convertible Notes exceed the number of shares of Common Stock equal to [__]% of the Maximum Share Amount (the "HOLDER'S MAXIMUM SHARE AMOUNT PERCENTAGE"), such number of shares subject to equitable adjustments from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the Closing Date, and such number of shares and the Holder's Maximum Share Amount Percentage shall be subject to recalculation upon any issuance of any additional authorized but unissued face principal amounts (not to exceed $4,000,000) of all of the Term B Convertible Notes, and the Holder's Maximum Share Amount Percentage shall be deemed to be a percentage equal to a fraction, the numerator of which is equal to the face principal amount of this Term B Convertible Note and the denominator of which is equal to the aggregate face principal amounts of all of the Term B Convertible Notes. In the event that the sum of (x) the aggregate number of


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shares of Common Stock actually issued upon conversion of or otherwise pursuant to the Term B Convertible Notes plus (y) the aggregate number of shares of Common Stock that remain issuable upon conversion of or otherwise pursuant to the then outstanding Term B Convertible Notes at the then effective Conversion Price represents at least one hundred percent (100%) of the Maximum Share Amount (the "TRIGGERING EVENT"), the Company shall use its best efforts to seek and obtain Stockholder Approval (or obtain such other relief as will allow conversion hereunder in excess of the number of shares convertible hereunder in accordance with the Holder's Maximum Share Amount Percentage) as soon as practicable after the Triggering Event

                  (b) NO FRACTIONAL SHARES; NO ADJUSTMENTS FOR DIVIDENDS.

                           (i) No fractional shares shall be issued upon
conversion of this Term B Convertible Note and no payment or adjustment shall be made upon conversion of this Term B Convertible Note for cash dividends with respect to Common Stock issued thereupon.

                           (ii) The Company shall forthwith upon conversion of
all or any portion of this Term B Convertible Note convert to Common Stock on the same terms all interest accrued on the principal amount converted to the date of such conversion.

                  (c) DELIVERY OF STOCK CERTIFICATES AND CASH IN LIEU OF FRACTIONAL SHARES. As promptly as practicable after the conversion of this Term B Convertible Note in full or in part, the Company, at its expense, shall issue and deliver to Holder, or as Holder may direct, a certificate or certificates for the number of full shares of Common Stock deliverable upon such conversion, bearing, if required by the terms of the Note Purchase Agreement, the restrictive legend set forth in SECTION 3.03(C) of the Note Purchase Agreement, plus, in lieu of any fractional shares or other fractional pieces to which Holder would otherwise be entitled, cash equal to such fraction multiplied by the market value of one full share of Common Stock as of the close of business on the date of such conversion on the NASDAQ National Market System or NASDAQ over-the-counter market on which Common Stock is at the time traded, or, if not so traded, multiplied by the market value of one full share of Common Stock as reasonably determined by or pursuant to a formula or procedure reasonably adopted by the Board of Directors of the Company.

                  (d) ADJUSTMENTS OF CONVERSION PRICE AND CONVERSION SHARES.

                           (i) STOCK DIVIDENDS, RECLASSIFICATIONS, CERTAIN
MERGERS, ETC. If the Company shall at any time prior to the conversion of this Term B Convertible Note: (A) declare or pay to the holders of Common Stock a dividend payable in any kind of shares of stock of the Company; (B) change, divide, combine or otherwise reclassify its Common Stock into the same or different number of shares with or without par value, or into shares of any class or classes; (C) consolidate or merge with, or transfer all or substantially all of its property to, any other affiliated corporation; or (D) make any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by way or return of capital; then, upon the subsequent conversion of this Term B Convertible Note, Holder shall receive, in addition to or in substitution for the Conversion Shares which Holder would otherwise then be entitled upon such exercise, such additional shares of Common Stock or scrip of the Company, or such reclassified shares of Common Stock of the Company, or such shares or securities or assets of the entity resulting from such consolidation or merger or transfer of such assets of


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the Company, which Holder would have been entitled to receive had Holder converted this Term B Convertible Note prior to the happening of any of the foregoing events.

                           (ii) SALE OF SHARES BELOW CONVERSION PRICE

                                    (A) If at any time or from time to time
after the date hereof with respect to clause (A) of the definition of Conversion Price and October 1, 2001 with respect to clauses (A) and (B) of the definition of Conversion Price, the Company issues or sells, or is deemed by the express provisions of this subsection to have issued or sold, Additional Shares of Common Stock (as hereinafter defined) (other than (X) as a dividend or other distribution, (Y) upon a subdivision or combination of shares of Common Stock as provided hereunder, or (Z) shares to be issued to officers, directors, employees, agents or consultants of the Company pursuant to stock options or equity incentive plans approved by the Board of Directors of the Company (the "EXEMPT ISSUANCES")) for an Effective Price (as hereinafter defined) less than the then existing Conversion Price, then and in each such case the then existing Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, by multiplying such Conversion Price in effect immediately prior to such new issuance by a fraction (x) the numerator of which shall be (1) the number of shares of Common Stock outstanding at the close of business on the day preceding the date of such issue or sale (assuming conversion of any Term B Convertible Note at the then Conversion Price) plus (2) the number of shares of Common Stock which the aggregate consideration received (or by the express provisions hereof deemed to have been received by the Company for the total number of Additional Shares of Common Stock so issued) would purchase at such Conversion Price, and (y) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of such issuance or sale after giving effect to such issue of Additional Shares of Common Stock (assuming conversion of all Term B Convertible Notes into shares of Common Stock at the then Conversion Price).

                                    (B) For the purpose of making any adjustment
required under this subsection, the consideration received by the Company for any issue or sale of securities shall (W) to the extent it consists of cash be computed at the amount of cash received by the Company, (X) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, (Y) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors of the Company to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options, and (Z) be computed after reduction for all expenses payable by the Company in connection with such issue or sale.

                                    (C) For the purpose of the adjustment
required under this subsection, if the Company issues or sells any rights or options for the purchase of, or stock or other securities convertible into or exchangeable for, Additional Shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter referred to as "CONVERTIBLE SECURITIES") or rights or options for the purchase of Convertible Securities,



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and if the Effective Price of such Additional Shares of Common Stock ultimately issuable pursuant thereto is less than the then Conversion Price, then in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise, conversion or exchange thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof. No further adjustment of the Conversion Price, adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion or exchange of any such Convertible Securities. If any such rights or options or the conversion or exchange privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion or exchange of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities. A similar readjustment will be made if the amount actually paid to the Company upon exercise of conversion of any Convertible Securities exceeds the minimum amount assumed pursuant to this subsection.

                                    (D) "ADDITIONAL SHARES OF COMMON STOCK"
shall mean all shares of Common Stock issued by the Company after October 1, 2001, whether or not subsequently reacquired or retired by the Company, other than (i) shares of Common Stock issued upon conversion of this Term B Convertible Note and (ii) the shares of Common Stock issued as Exempt Issuances. The "EFFECTIVE PRICE" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this subsection (i), into the aggregate consideration received, or deemed to have been received, by the Company for such issue under this subsection (i), for such Additional Shares of Common Stock.

                           (iii) DE MINIMIS ADJUSTMENTS. No adjustments required
by this SECTION 2 in the number of Conversion Shares shall be required unless such adjustment would require an increase or decrease of at least one tenth of one percent (.1%) in the number of Conversion Shares; PROVIDED, HOWEVER, that any adjustments which by reason of this SECTION 2 are not required to be made


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shall be carried forward and taken into account in any subsequent adjustment.
All calculations shall be made to the nearest full share.

                           (iv) NON-CASH DIVIDENDS, DISTRIBUTION OF ADDITIONAL
SHARES, LIQUIDATION. If the Board of Directors of the Company shall (A) declare any dividend or other distribution with respect to the Common Stock, other than a cash dividend, (B) offer to the holders of shares of Common Stock any additional shares of Common Stock, any securities convertible into or exercisable for shares of Common Stock or any rights to subscribe thereto, or
(C) propose a dissolution, liquidation or winding up of the Company, the Company shall mail notice thereof to Holder not less than fifteen (15) days prior to the record date fixed for determining shareholders entitled to participate in such dividend, distribution, offer or subscription right or to vote on such dissolution, liquidation or winding up.

                           (v) FURTHER ADJUSTMENTS BY THE BOARD. Notwithstanding
the foregoing, if at any time or from time to time the Company shall take any action affecting its Common Stock or any other capital stock of the Company, not otherwise described in any of the foregoing subsections of this SECTION 2, then, if the failure to make any adjustment would, in the reasonable opinion of the members of the Board of Directors of the Company (other than any person who, directly or indirectly, has a beneficial ownership interest in this Term B Convertible Note), have a materially adverse effect upon the rights of Holder, the number of shares of Common Stock or other stock comprising a Conversion Share, or the Conversion Price, shall be adjusted in such manner and at such time as the members of the Board of Directors of the Company (other than any person who, directly or indirectly, has a beneficial ownership interest in this Term B Convertible Note) may in good faith determine to be equitable under the circumstances.

                           (vi) NOTICE OF ADJUSTMENT. Upon any adjustment or
modification of the rights of Holder in accordance with this SECTION 2(D), the Company shall promptly cause its Chief Financial Officer to provide a notice to Holder setting forth such adjustment or modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same.

                  (e) FORM OF NOTE. The form of this Term B Convertible Note need not be changed because of any adjustment made pursuant to SECTION 2(D) and any Term B Convertible Note issued after such change may state the same Conversion Price and the Holder's Maximum Share Amount Percentage as is stated in this Term B Convertible Note as initially issued. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of its Term B Convertible Notes that it may deem appropriate and that does not affect the substance thereof. Any Term B Convertible Note thereafter issued or countersigned, whether in exchange or substitution for an outstanding Term B Convertible Note or otherwise, may be in the form as so changed.

         3. TRANSFER; ASSIGNMENT. This Term B Convertible Note, and the rights and obligations of the Holder hereunder, may only be assigned in accordance with the requirements of federal and state securities laws and SECTION 9 of the Credit Agreement. The transfer of this Term B Convertible Note is registrable by the Holder in person or by an attorney duly authorized in writing on the books



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of the Company. The Company and any transfer agent may deem and treat the person in whose name this Term B Convertible Note is registered upon the books of the Company as the absolute owner of this Term B Convertible Note.

         4. GOVERNING LAW. This Term B Convertible Note shall be governed by and construed in accordance with the domestic substantive laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

         5. NOTICES. All notices and other communications given to the Holder shall be in writing and shall be delivered, or mailed first class postage prepaid, registered or certified mail, addressed as follows:


                                            Name of Holder
                                            Address of Holder
                                            Attention:
                                            Telephone
                                            Fax

                                            with a copy to:

                                            Name of Firm
                                            Address of Firm
                                            Attention:
                                            Telephone
                                            Fax

All notices and other communications given to the Company or to Agent shall be given in the manner prescribed, and to the address set forth in, and shall be effective as of the time set forth in, the Credit Agreement.

         6. NO RIGHTS OR LIABILITIES AS STOCKHOLDER. This Term B Convertible Note does not by itself entitle Holder to any voting rights or other rights as a stockholder of the Company. In the absence of conversion of this Term B Convertible Note, no provisions of this Term B Convertible Note, and no enumeration herein of the rights or privileges of Holder, shall cause such Holder to be a stockholder of the Company for any purpose.

         7. COMPANY'S WAIVERS. The Company, to the extent permitted by law, waives and agrees not to assert or take advantage of any of the following: (a) any defense based upon an election of remedies by the Holder which may destroy or otherwise impair any subrogation or other rights of the Company or any guarantor or endorser of this Term B Convertible Note; (b) any duty on the part of the Holder to disclose any facts or other data the Holder may now or hereafter know; (c) acceptance or notice of acceptance of this Term B Convertible Note by the Company; (d) presentment and/or demand for payment of this Term B Convertible Note or any indebtedness or obligations hereby promised; and (e) protest and notice of dishonor with respect to this Term B Convertible Note or any indebtedness or performance of obligations arising hereunder.



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         8. HEADINGS. The headings of the sections of this Term B Convertible
Note are inserted for convenience only and do not constitute a part of this Term B Convertible Note.

         9. SECURITY. The obligations of the Company under this Term B Convertible Note are secured by a first priority lien on the assets of the Company and its Subsidiaries as set forth in the Credit Agreement and the Security Documents referred to therein.




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                  IN WITNESS WHEREOF, the Company has caused this Term B
Convertible Note to be signed and to be dated the day and year first above written.

                                  VIASOURCE COMMUNICATIONS, INC.

                                  By:
                                     ------------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                              ---------------------------------
[CORPORATE SEAL]

ATTEST:

------------------------------------
Secretary





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